Exhibit 1.1

$250,000,000

CITY NATIONAL CAPITAL TRUST I

9.625% Cumulative Trust Preferred Securities
(Liquidation Amount of $1,000 per Security)

Fully and unconditionally guaranteed on a junior subordinated basis, as described in the Prospectus, by

CITY NATIONAL CORPORATION

Underwriting Agreement

December 3, 2009

J.P. Morgan Securities Inc.
Barclays Capital Inc.
UBS Securities LLC
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

City National Capital Trust I (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. §3801 et seq.), a subsidiary of City National Corporation, a Delaware corporation (the “Company” and, together with the Trust, the “Offerors”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), the aggregate number of 9.625% Cumulative Trust Preferred Securities (liquidation amount of $1,000 per security) issued by the Trust (the “Securities”) as set forth in Schedule 1 attached hereto.

The Securities are to be issued under an amended and restated declaration of trust (the “Declaration”), to be dated as of December 8, 2009, among the Company, as sponsor, The Bank of New York Mellon Trust Company, N.A., as institutional trustee (the “Institutional Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), and two individuals who are officers or employees of the Company, as administrative trustees (the “Administrative Trustees” and, together with the Institutional Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the

“Guarantee”), to the extent described in the Prospectus (as defined below) pursuant to a guarantee agreement, to be dated as of December 8, 2009 (the “Guarantee Agreement”), between the Company and The Bank of New York Mellon Trust Company, N.A., as guarantee trustee (the “Guarantee Trustee”).

The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of its common securities (the “Common Securities”) to the Company to purchase $250,010,000 aggregate principal amount of 9.625% Junior Subordinated Debt Securities due 2040 (the “Junior Subordinated Debt Securities”) issued by the Company pursuant to the provisions of a junior subordinated indenture to be dated as of December 8, 2009, as supplemented by a first supplemental indenture to be dated as of December 8, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”).

The Offerors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.  Registration Statement.  The Offerors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-163437 and 333-163437-01), including a prospectus, relating to, among other securities, the Securities, the Junior Subordinated Debt Securities and the Guarantee.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Offerors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 1:45 p.m. on the date hereof (the “Time of Sale”), the Offerors had prepared the following information (collectively, the “Time of Sale Information”):  a Preliminary Prospectus dated December 2, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex E hereto as constituting part of the Time of Sale Information.

2.  Purchase of the Securities by the Underwriters.  (a)  The Trust agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Trust the respective liquidation amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to $974.99 per Security.  The Trust will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Offerors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Offerors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                                  Payment for and delivery of the Securities will be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 10:00 A.M., New York City time, on December 8, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Trust to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more certificates representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The certificates representing the Securities will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)                                  The Offerors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Offerors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Offerors or any other person.  Additionally, none of the Representatives nor any other Underwriter is advising the Offerors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Offerors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Offerors with respect thereto.  Any review by the Underwriters of the Company or the Trust, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Trust.

3.  Representations and Warranties of the Offerors.

(a)                                  The Offerors jointly and severally represent and warrant to each Underwriter that:

(i)                                     Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Offerors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(ii)                                  Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Offerors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii)                               Issuer Free Writing Prospectus.  The Offerors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Offerors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii)

below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex E hereto as constituting the Time of Sale Information, including a Pricing Term Sheet in the form attached hereto as Annex F and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Offerors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)                              Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Offerors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes a Statement of Eligibility and Qualification (Form T-1) of any Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(v)                                 Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)                              Good Standing of the Trust. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a “grantor trust” for federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to perform its obligations hereunder and in the Declaration, is not required to be authorized to do business in any other jurisdiction, and is not a party to or otherwise bound by any agreement other than those described in the Registration Statement, the Time of Sale Information and the Prospectus.

(vii)                           Authorization by the Trust.  The execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (trust or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or the Certificate of Trust for the Trust, dated as of November 30, 2009 (the “Certificate of Trust”), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (1) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (2) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties, except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii)                        Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Trust.

(ix)                                The Securities.  The Securities have been duly and validly authorized for issuance by the Trust and, when authenticated in the manner provided for in the Declaration and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust entitled to the benefits of the Declaration, not subject to any preemptive or other similar rights, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, Time of Sale Information and the Prospectus.

(x)                                   Limited Liability. The holders of the Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(xi)                                Common Securities.  The Common Securities have been duly authorized on behalf of the Trust by the Company, as depositor of the Trust, and upon delivery by the Trust to the Company against payment therefor as set forth in the Declaration, will be duly and validly issued (subject to the terms of the Declaration) and fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration and will conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Securities and the Common Securities are the only type of beneficial interest in the Trust authorized to be issued by the Trust.

(xii)                             Investment Company Act.  The Trust is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, the Trust will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(b)                                 The Company represents and warrants to each Underwriter that:

(i)                                     Status under the Securities Act.  (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405.

(ii)                                  Good Standing of the Company.   The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(iii)                               Subsidiaries.   Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited liability company or, in the case of City National Bank (the “Bank”), a national banking association, in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(iv)                              Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization,” and all of the issued and outstanding capital stock or membership interests of each subsidiary of the Company (except as provided in 12 U.S.C. § 55 in the case of the Bank) has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interests of each of the Company’s subsidiaries that is a “Significant Subsidiary” within the meaning of Rule 405 under the Securities Act (the “Significant Subsidiaries”) owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(v)                                 Junior Subordinated Debt Securities.  The Junior Subordinated Debt Securities have been duly authorized by the Company and, when validly issued, executed and delivered by the Company and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(vi)                              The Company Agreements.  The Guarantee Agreement, the Declaration and the Indenture (together, the “Company Agreements”) have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Declaration, by the Trustees (as defined in the Declaration) and, in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Enforceability

Exceptions; the Declaration, the Indenture and the Guarantee Agreement have each been duly qualified under the Trust Indenture Act; and the Company Agreements and the Junior Subordinated Debt Securities, which will be in substantially the form filed as an exhibit to the Registration Statement, will conform in all material respects to the descriptions thereof in the Registration Statement, Time of Sale Information and the Prospectus.

(vii)                           Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(viii)                        Administrative Trustees. Each of the Administrative Trustees is an employee of or affiliated with the Company and, when validly executed and delivered by the Administrative Trustees, the Declaration will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(ix)                                Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, the Declaration, the Securities, the Indenture, the Guarantee Agreement and the Junior Subordinated Debt Securities and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby, except such as (1) have been obtained or made and such as may be required under state or foreign securities laws or (2) the failure to obtain or make would not result, individually or in the aggregate, in a Material Adverse Effect.

(x)                                   Absence of Defaults and Conflicts from Transaction.  The execution, delivery and performance of this Agreement and the Company Agreements and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby will not (1) result in a violation of (a) the charter or by-laws of the Company or its Significant Subsidiaries or (b) any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, or (2) conflict with or constitute a breach of any of the terms or provisions of, or a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any Significant Subsidiary pursuant to any agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or its Significant Subsidiaries is bound or to which any of the properties of the Company or its Significant Subsidiaries is subject, except, in the cases of ((1)(b)) and (2), for breaches or violations which would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, Company or any of its Significant Subsidiaries.

(xi)                                Absence of Existing Defaults and Conflicts.  None of the Company or its Significant Subsidiaries is in violation of its respective organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xii)                        Title to Property.  Except as disclosed in the Time of Sale Information, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof in a manner that is material to the Company or that would materially interfere with the use made by them and, except as disclosed in the Time of Sale Information, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made by them.

(xiii)                          Possession of Licenses and Permits.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Significant Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Information to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses.

(xiv)                         Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xv)                            Possession of Intellectual Property.  The Company and its Significant Subsidiaries own, possess or have the right to use the material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) currently used in their businesses, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that would, individually or in the aggregate, have a Material Adverse Effect.

(xvi)                         Environmental Laws.  Except as disclosed in the Time of Sale Information, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not individually or in the aggregate have a Material Adverse Effect; and (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xvii)                      Accurate Disclosure.  The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations,” “Certain ERISA and Benefit Plan Considerations,” “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debt Securities,” “Description of the Guarantee,” and “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee” insofar as such statements purport to describe or summarize certain provisions of the law and documents referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, as of the date of such document, are accurate in all material respects.

(xviii)                   Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix)                           Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a material weakness or a material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Act or the Exchange Act, or any matter which, if determined adversely, would have a Material Adverse Effect. The Company’s Internal Controls were effective as of December 31, 2008 and the Company is not aware of any material weakness or significant deficiency in its Internal Controls.

(xx)                              Absence of Accounting Issues.  Except as set forth in the Time of Sale Information, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxi)                           Litigation.  Except as disclosed in the Time of Sale Information, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, would individually or in the aggregate have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Company Agreements, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) have been threatened in writing or, to the Company’s knowledge, are contemplated.

(xxii)                        Financial Statements.  The financial statements included in the Registration Statement and the Time of Sale Information present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise disclosed therein and in the case of interim financial statements, subject to normal year-end audit adjustments.

(xxiii)                     No Material Adverse Change in Business.  Except as disclosed in the Time of Sale Information, since the end of the period covered by the latest audited financial statements included in the Time of Sale Information (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries taken as a whole, (ii) except as disclosed in or contemplated by the Time of Sale Information, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular cash dividends in the ordinary course and (iii) except as disclosed in or contemplated by the Time of Sale Information, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxiv)                    Bank Holding Company Act; National Bank Act.  The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Bank holds the requisite authority from the Office of the Comptroller of the Currency (the “OCC”) to do business as a nationally-chartered banking corporation under the laws of the United States of America. The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the OCC and any other federal bank regulatory authorities (together with the OCC, the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv)                       Deposit Accounts.  The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the Company’s knowledge, threatened.

(xxvi)                    Compliance.  The Company and each of its Significant Subsidiaries is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal banking laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries (i) is a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to any federal or state governmental or regulatory authority, (ii) has been advised by any such authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission, or (iii) has received any communication from any such authority that it is not acting in compliance with any statute, regulation or ordinance, except (in the case of (i),

(ii) and (iii)) as would not, individually or in the aggregate, have a Material Adverse Effect. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better.

(xxvii)                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, the Company will not be an “investment company” as defined in the Investment Company Act.

(xxviii)              Taxes.  The Company and its Significant Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Time of Sale Information, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, or an adequate reserve for the payment of such taxes has been established, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix)                      ERISA.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, subject to Title IV of ERISA (a “Pension Plan”); the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the best knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxx)                         Independent Accountants.  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xxxi)                      No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii)                   Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxxiii)                Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.  Further Agreements of the Company.  The Offerors covenant and agree with each Underwriter that:

(a)                                  Required Filings.  The Offerors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex F hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Offerors will use their reasonable best efforts to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Offerors will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 Delivery of Copies.  The Offerors will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and, during the Prospectus Delivery Period, before filing any amendment or supplement to the Registration Statement or the Prospectus, the Offerors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review (other than any deemed amendment resulting from any SEC filing not relating to the offering) and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representative.  From the date hereof until the end of the Prospectus Delivery Period, the Offerors will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Offerors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Offerors will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the

Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Offerors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                    Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Offerors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                 Blue Sky Compliance.  The Offerors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither Offeror shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement (that need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Clear Market.  During the period from the date hereof through and including the date that is the earlier of (i) 60 days after the date hereof and (ii) the date on which the Underwriters notify the Company that they have completed the distribution of the Securities, the Offerors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any Securities or other securities of the Trust or the Company that are substantially similar to the foregoing, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing.

(j)                                     Use of Proceeds.  The Offerors will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)                                  No Stabilization.  The Offerors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)                                     Record Retention.  The Offerors will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.  Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Offerors and not incorporated by reference into the Registration Statement and any press release issued by the Offerors) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex E or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex F hereto without the consent of the Company.

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.  Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company and the Trust contained herein shall be true and correct on the date hereof, as of the Time of Sale and on and as of the Closing Date; and the statements of the Company, the Trust and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any debt securities or preferred stock of the Offerors by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of the Offerors (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(b)(xxiii) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a)(ii) or 3(a)(iv) hereof are true and correct, (ii) confirming that the other representations and warranties of the Offerors in this Agreement are true and correct and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (d) above.

(f)                                    Comfort Letters.  On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)                                 Opinion of Company Counsel. Michael B. Cahill, Executive Vice President and General Counsel of the Company, shall have furnished the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h)                                 Opinion and 10b-5 Statement of Counsel for the Company.  Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(i)                                     Opinion of Trustee Counsel. Emmet, Marvin & Martin, LLP, special counsel for The Bank of New York Mellon Trust Company, N.A., shall have furnished to the Representatives their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(j)                                     Opinion of Special Delaware Counsel.  Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(k)                                  Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                                     No Legal Impediment to Issuance.  No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal or state governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal or state court of competent jurisdiction shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m)                               Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)                                 Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.  Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters.  The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use therein.

(b)                                 Indemnification of the Offerors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Offerors, their directors, their officers who signed the Registration Statement and each person, if any, who controls the Offerors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements (i) on the cover of the Prospectus regarding delivery of shares by the Underwriters, (ii) in the third paragraph under the caption “Underwriting” in the Prospectus regarding concession and reallowance figures, and (iii) in the ninth paragraph under the caption “Underwriting” in the Prospectus regarding stabilization.

(c)                                  Notice and Procedures.  Promptly after receipt by an indemnified party under paragraph (a) or (b) above, (the “Indemnified Person”) of notice of the commencement of any suit, action or proceeding (including any governmental or regulatory investigation), such Indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying party under either paragraph (a) or (b) above, promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing of the commencement thereof; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have promptly notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person), and after notice from the Indemnifying Person to such Indemnified Person of its election to so assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any one firm of local counsel for each jurisdiction) for all

Indemnified Persons, and that all such fees and expenses of such separate counsel shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Trust, the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Offerors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Offerors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                    Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.  Effectiveness of Agreement.  This Agreement shall become effective upon  the execution and delivery hereof by the parties hereto.

9.  Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Offerors, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or the NASDAQ; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.  Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, without relieving any defaulting Underwriter from liability for its default, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Offerors on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Offerors agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate liquidation amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate liquidation amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the liquidation amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate liquidation amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate liquidation amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.  Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities, the Junior Subordinated Debt Securities and the Guarantee to the Underwriters or the Trust, as the case may be, and any transfer taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary

Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the Underwriters; (iii) the costs of reproducing and distributing this Agreement and each of the Company Agreements to the Underwriters; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, the Guarantee and the Junior Subordinated Debt Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustees and any paying agent; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to any listing of the Securities on any exchange.  It is understood, however, that except as provided in this Section 11(a), Section 11(b) or Section 7, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of the Securities by them, and any advertising expenses connected with any offers they may make.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Offerors for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, in the case of (ii) and (iii) other than as a result of a termination of this Agreement pursuant to Section 10(c) or the default by one or more of the Underwriters in its or their respective obligations, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and the Company shall then be under no further liability to the Underwriters except as provided in Section 11(a) and Section 7.

12.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.  Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Offerors and the Underwriters contained in this Agreement or made by or on behalf of the Offerors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Offerors or the Underwriters.

14.  Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.  Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax:  212-834-6081); Attention: Investment Grade Syndicate Desk; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: 646-834-8133); Attention: Syndicate Registration; and c/o UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 16901 (fax: 203-719-0495; Attention: Fixed Income Syndicate.  Notices to the Company shall be given to it at City National Corporation, 555 S. Flower Street, 18th Floor, Los Angeles, California 90071, Attention:  General Counsel; and to the Trust shall be given to it at City National Capital Trust I c/o City National Corporation, 555 S. Flower Street, 18th Floor, Los Angeles, California 90071, Attention:  General Counsel.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CITY NATIONAL CAPITAL TRUST I

By:	/s/ Michael B. Cahill
	Name:	Michael B. Cahill
	Title:	Administrative Trustee

CITY NATIONAL CORPORATION

By:	/s/ Michael B. Cahill
	Name:	Michael B. Cahill
	Title:	Executive Vice President, General Counsel and Secretary

Accepted: December 3, 2009

J.P. MORGAN SECURITIES INC.
BARCLAYS CAPITAL INC.
UBS SECURITIES LLC

For themselves and on behalf of the
several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ Peter Brown
Authorized Signatory

BARCLAYS CAPITAL INC.

By:	/s/ Diane Rinnovatore
Name: Diane Rinnovatore
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Khalid Azim
Name: Khalid Azim
Title: Executive Director, Debt Capital Markets

By:	/s/ Thomas Curran
Name: Thomas Curran
Title: Executive Director, Insurance Solutions Groups

Schedule 1

Underwriter	Aggregate Liquidation Amount of Securities

J.P. Morgan Securities Inc.	$83,333,000
Barclays Capital Inc.	83,333,000
UBS Securities LLC	83,334,000

Total	$250,000,000